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                                                                   EXHIBIT 4.11

ON THIS fourth (4th) day of February, TWO THOUSAND AND THREE (2003)

BEFORE MTRE. CATHERINE BOLDUC, the undersigned Notary for the Province of Quebec, practicing in the City of Montreal.

APPEARED:

SUN MEDIA CORPORATION, a corporation continued and existing under the laws of British Columbia, having its registered office at 800 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 3P3, herein acting and represented by Claudine Tremblay, its Corporate Secretary, duly authorized pursuant to a resolution of its board of directors dated the thirtieth (30th) day of January, two thousand and three (2003), a certified copy or duplicate of which is annexed hereto after having been acknowledged as true and signed for identification by the said representative with and in the presence of the undersigned Notary, hereinafter called the "GRANTOR"

AND:

BANK OF AMERICA, N.A., a Schedule III Bank governed by the BANK ACT (Canada), having an office at 200 Front Street West, Suite 2700, Toronto, Ontario M5V 3L2, herein acting (i) for its own benefit as a lender, and as agent for the other present and future lenders, under the Credit Agreement as hereinafter defined (the "LENDERS"), and (ii) as the "FONDE DE POUVOIR" of, or person holding the power of attorney for, the Debentureholders (as hereinafter defined) pursuant to
Article 2692 of the CIVIL CODE OF QUEBEC (the "CIVIL CODE"), herein acting and represented by Robert Campbell, its mandatary, duly authorized as he so declares, having a notice of address in the list of addresses included in (i) the register of personal and movable real rights (the "RPMRR") under the number 022824, and (ii) the land register for the registration divisions of Montreal, Chicoutimi and Temiscouata under the number 6 008 814, and any successor thereto in such capacities hereinafter called the "AGENT"

WHEREAS the Grantor will be party to a credit agreement to be dated as of February 7, 2003 among the Grantor, as Borrower, the financial institutions named on the signature pages thereto, as Lenders, and the Agent, as Administrative Agent (as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time, the "CREDIT AGREEMENT");

WHEREAS, to secure its obligations under the Credit Agreement, the Grantor will issue and execute a Debenture or series of Debentures to be dated on or about February 7, 2003 (as amended, restated, renewed, re-


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issued, supplemented or modified from time to time, the "DEBENTURES") in favour of the holders, from time to time, of the Debentures (the "DEBENTUREHOLDERS"), payable on demand in the principal amount of Six Hundred Million Dollars ($600,000,000) in lawful currency of Canada;

WHEREAS, pursuant to Section 10.12 of the Credit Agreement, the Agent is conferred the legal status of FONDE DE POUVOIR of all present and future Lenders and the Debentureholders under Article 2692 of the Civil Code; and

WHEREAS, in order to secure the punctual payment and performance of its obligations to the Debentureholders pursuant to the Debentures, the Grantor has agreed to execute and deliver the present Deed of Movable and Immovable Hypothec (hereinafter called "THIS DEED") in favour of the Agent;

NOW, THEREFORE, THIS DEED WITNESSETH:

1.       HYPOTHEC

         As security for the Secured Obligations, as defined in Article 6, the Grantor hereby hypothecates and, to the extent necessary or useful, particularly but without limitation with respect to incorporeal property, property located outside of the Province of Quebec or property used in more than one jurisdiction, creates a security interest in (the hypothec and the security interest are hereinafter collectively called the "HYPOTHEC") the Charged Property (as defined in Article 2) in favour of the Agent for a principal amount of SIX HUNDRED MILLION DOLLARS ($600,000,000) plus an additional amount equal to twenty percent (20%) thereof to secure unpaid interest not otherwise secured and all costs, accessories and incidental expenses, the whole with interest from the date of this Deed at the rate of TWENTY-FIVE percent (25%) per annum, calculated daily and compounded monthly, with interest on overdue interest calculated at the same rate and in the same manner.

         The Hypothec shall have effect whether or not the monies thereby secured shall be received by the Borrower before or after or at the same time as the issue of any of the Debentures intended to be thereby secured or any part thereof, or before, after or upon the date of the execution of this Deed. The Hypothec shall be valid and shall subsist notwithstanding that the Debentures, or any of them, may not have been issued at the date hereof and shall be valid and shall secure all obligations of the Grantor under any Debentures hereafter issued, including any Debentures issued in replacement or exchange of any of the Debentures, in whole or in part.

2.       DESCRIPTION OF CHARGED PROPERTY

         The property charged by the Hypothec (the "CHARGED PROPERTY") consists, subject to the excluded property described in Section 2.4, of the universality of all of the Grantor's property, movable and immovable, present


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and future, corporeal and incorporeal, of whatsoever nature or kind and wherever situate, including without limitation:

2.1      INVENTORY

         The universality of property consisting of:

         All inventory of every nature and kind of the Grantor whether in its possession, in transit or held on its behalf, including raw materials, work in process, finished goods (whether manufactured or transformed by the Grantor or by others), all packaging materials, all property of the Grantor held, possessed or detained by a third party under a lease, loan, deposit, licence, franchise, or other agreement entered into with or on behalf of the Grantor, all property evidenced by bill of lading, all mineral substances, hydrocarbons and other products of the soil, as well as all fruits thereof from the time of their extraction, and all other similar property, whether corporeal or incorporeal (hereinafter called the "INVENTORY").

         Property forming part of the Inventory which is conditionally alienated by the Grantor (for example, by way of an instalment or conditional sales contract) shall remain charged with the Hypothec until title is transferred to the acquirer. If the ownership of any Inventory reverts to the Grantor pursuant to the resolution or resiliation of any agreement or otherwise it shall also be subject to the Hypothec.

2.2      CLAIMS AND OTHER MOVABLE PROPERTY

         The universality of property consisting of:

         (a)      CLAIMS

                  All of the Grantor's claims of every nature and kind, whether or not such claims: (A) are certain, liquid or exigible; (B) are litigious; (C) have previously been or are to be invoiced;
                  (D) constitute book debts; or (E) are evidenced by any title, bill of exchange or draft, negotiable or otherwise; and specifically including: (i) indemnities payable to the Grantor under any contract of insurance of property, of persons, or of liability insurance, and (ii) the Grantor's rights in the credit balance of accounts held for its benefit either by the Agent (subject to the Agent's compensation rights) or by any financial institution or other person;

         (b)      CONTRACT RIGHTS AND RIGHTS OF ACTION

                  All of the Grantor's rights under contracts with third persons as well as all of the Grantor's rights of action against third persons, provided that if, in respect of any contractual right of


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                  which the hypothecation is contemplated hereby, there exists a provision in the contract creating such right to the effect that such right cannot be assigned, leased, hypothecated or otherwise charged without the prior consent or approval of another party to such contract or any other person, such right shall not be charged by the Hypothec until such consent or approval is given;

         (c)      ACCESSORIES

                  The hypothecs, security, suretyships and accessories to the claims and rights described above and other rights relating thereto (including, without limitation, the rights of the Grantor in its capacity as seller of any property, whether Inventory or not, under an instalment or conditional sale, where the claims are the result of such sale);

         hereinafter collectively called the "CLAIMS" and individually a "CLAIM". No right or Claim shall be excluded from the Charged Property merely because: (i) the debtor thereof is domiciled outside the Province of Quebec; or (ii) the debtor thereof is an affiliate (as such term is defined in the CANADA BUSINESS CORPORATIONS ACT) of the Grantor (regardless of the law of the jurisdiction of its incorporation); or
         (iii) such right or Claim is not related to the operation of an enterprise.

2.3      INTELLECTUAL PROPERTY AND RIGHTS

         The universality of property consisting of all intellectual property rights of the Grantor of every nature whatsoever, including without limitation all copyrights, trademarks, trade names and patents, whether or not registered, and in particular, without limiting the generality of the foregoing, the intellectual property rights described in
         Schedule I below.

2.4      SECURITIES

         The universality of property consisting of all securities of the Grantor (including without limitation shares, options, rights, warrants, derivative products such as swap agreements, foreign exchange futures contracts and others (to the extent not already charged under subsection 2.2 (b)), units, bonds and similar instruments) and any instrument which would constitute a "security" within the meaning of the SECURITIES ACT (Quebec) issued or to be issued in favour of the Grantor, excluding the Grantor's shares or interests in Le Courrier du Sud (1998) Inc., Dynamic Press Group and the Pulse 24 partnership (the "SECURITIES").


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2.5      EQUIPMENT AND ROAD VEHICLES

         The universality of the Grantor's equipment, office furniture, tools, machinery and rolling stock (including road vehicles of whatsoever nature and kind).

2.6      NON-INVENTORY INSTALMENT OR CONDITIONAL SALES

         The universality of all movable property not constituting Inventory which is owned by the Grantor and contemplated by an instalment or conditional sale referred to in subsection 2.2 (c) hereof.

2.7      OTHER PROPERTY

         All other movable property of the Grantor not specifically enumerated or excluded hereunder, including all permits, licences, approvals, authorizations, certificates, rulings, quotas, subsidies, immunities, privileges and benefits, held or enjoyed by the Grantor insofar as they do not constitute Claims and are susceptible of hypothecation, together with all of the goodwill of the Grantor.

2.8      IMMOVABLES

         (a) The immovable property described in Schedule II hereinbelow, if any, together with the universality of property consisting of all the other immovable property and rights of the Grantor, present and future (the "IMMOVABLES"), which shall be specifically hypothecated upon the publication of a notice or summary, as the case may be, at the appropriate registry office, the whole at the Grantor's expense;

         (b) The present and future rents (the "RENTS") produced by the Immovables and the indemnities paid under the insurance contracts covering the Rents;

         (c) All documents, contracts, books and records with regard to the Immovables and the Rents; and

         (d) All insurance proceeds and expropriation indemnities with respect to the foregoing.

2.9      LEASES

         All rights of the Grantor, as tenant, under all leases entered into by the Grantor.

2.10     ACCESSORIES, PROCEEDS, REINVESTMENT, REPURCHASE

         The universality of property consisting of the proceeds, fruits and revenues of the Charged Property, including (by way of example and without limitation) trade-ins, equipment, cash, bank accounts, notes,


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         negotiable instruments, bills, commercial paper, Securities, monies, goods, contract rights, compensation for expropriation and any other movable property, corporeal or incorporeal, received when any Charged Property is sold, exchanged, collected or otherwise disposed of.

         In any case in which the Charged Property includes a universality, any Charged Property which is acquired, transformed or manufactured after the date of this Deed shall be charged by the Hypothec, whether or not:

         (a) such Charged Property has been acquired in replacement of other Charged Property which may have been alienated by the Grantor in the ordinary course of business;

         (b) such property results from a transformation, mixture or combination of any Charged Property; or

         (c) in the case of Securities, they have been issued pursuant to a purchase, redemption, conversion, cancellation or any other transformation of the Securities originally comprised in the Charged Property, and without the Agent being required to register or re-register any notice whatsoever, the object of the Hypothec being a universality of present and future property.

3.       HYPOTHEC ON CLAIMS - ADDITIONAL PROVISIONS

3.1      RECOVERY

         Upon and following an Event of Default (as defined below) which subsists, the Agent may collect all Claims and may exercise all rights regarding Claims which are available to it. In particular, but without limitation, the Agent may grant or refuse any consent which may be required from the Grantor as owner of such Claims, and shall not, in the exercise of such right, be required to notify or obtain the consent of the Grantor, nor shall it be under any obligation to establish that the Grantor has refused or neglected to exercise such rights.

3.2      AUTHORIZATION TO RECOVER

         The Agent hereby authorizes the Grantor to collect all Claims. Upon and following an Event of Default (as defined below) which subsists, such authorization may be revoked at any time by the Agent immediately upon notice to the Grantor and the debtor(s) of the Claims in question and the Agent shall then be free to itself collect any and all Claims. The Agent may further grant delays, take or abandon any Securities or any security, transact with debtors of the


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         Claims, make compromises, grant releases and generally deal in its discretion with matters concerning all Claims, without the intervention or consent of the Grantor. If, after such authorization is revoked, any amounts payable on account of Claims are paid to the Grantor, it shall receive same as mandatary of, and shall promptly return same to, the Agent, without any demand being required.

         Subject to the provisions of the Credit Agreement, without limiting the generality of the foregoing paragraph, the Agent confirms that until such authorization has been withdrawn, the Grantor may, in the normal course of business and provided that no Event of Default (as defined below) has occurred and subsists, give waivers, discharges and releases in respect of security granted in its favour securing any Claims and hereby expressly authorizes the Grantor to confirm, on the behalf and in the name of the Agent, the Agent's consent to such waivers, releases and discharges to the extent and when such confirmation should prove necessary for purposes of effecting cancellations of registrations of any such security in the RPMRR.

3.3      ASSIGNMENT OF CLAIMS SUBJECT TO THE FINANCIAL ADMINISTRATION ACT

         As security for the Secured Obligations, the Grantor hereby assigns absolutely to the Agent all its present and future Claims which are subject to Sections 67 and 68 of the FINANCIAL ADMINISTRATION Act (Canada) and the provisions of the ACT RESPECTING THE MINISTERE DU REVENU (Quebec). The Agent may, at any time, after the occurrence of an Event of Default (as defined below) which subsists, fulfil any formalities required by law to make this assignment enforceable. Claims assigned in accordance with the provisions of this section shall be deemed to constitute Charged Property.

4.       HYPOTHEC ON RENTS - ADDITIONAL PROVISIONS

4.1      INFORMATION REGARDING LEASES

         The Grantor shall provide the Agent, on request, with a list containing the name of all tenants and details as to their leases. Upon request, the Grantor shall further provide (i) a copy (or the original, when requested by the Agent) of all leases, present and future, relating to the Immovables and any document and any useful information in connection therewith, including but not limited to an annual statement of income and expenditures in respect of the Immovables. The Creditor may require that the tenor of all leases entered into by the Grantor in respect of the Immovables be subject to its prior approval, and that any rights under such leases be subordinated to its rights hereunder.


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4.2      COLLECTION OF RENTS

         The Agent hereby authorizes the Grantor to collect all Rents; however, the Grantor shall not collect more than three months' rent in advance nor shall it renounce to the payment of more than one month's rent. Such authorization may be revoked by the Agent at any time after the occurrence of an Event of Default (as defined below) which subsists. In such a case, the Agent shall be at liberty to exercise as it may deem appropriate, to the exclusion of the Grantor, all rights, claims, prior claims and legal hypothecs of the Grantor in order to maintain, renew, grant or terminate any lease, and to further protect or collect Rents and revenues from the Immovables.

4.3      ACTION TO RECOVER RENTS

         The Agent shall have the right, after the occurrence of an Event of Default (as defined below) which subsists, to bring an action for recovery of Rents, provided the Agent impleads the Grantor, it being understood that the Agent shall be under no obligation to exercise such right and shall not be liable for any loss or damage which may result from its failure not to collect such Rents.

5.       HYPOTHEC ON SECURITIES - ADDITIONAL PROVISIONS

The Grantor hereby authorizes the Agent, after the occurrence of an Event of Default (as defined below) which subsists, to transfer any Securities or any part thereof into its own name or that of its nominee(s) so that the Agent or its nominee(s) may appear as the sole registered owner thereof, in which case:

         (a) all voting rights and any other right attached to the Securities shall be exercised by or on behalf of the Agent; and

         (b) the Agent shall be entitled to receive all revenues, dividends and capital distributions and shall be free either to hold them as Charged Property or to apply them in reduction of the Secured Obligations.

         The Agent may, in its discretion, give the Grantor a proxy, revocable at any time, authorizing it to exercise all voting rights and any other rights attached to the Securities or any of them.

6.       SECURED OBLIGATIONS

         The Grantor hereby acknowledges that the obligations of the Grantor towards the Debentureholders under the Debentures are to be secured by the Hypothec. The Grantor acknowledges that the Debentures will constitute titles of indebtedness as such term is used in Article 2692 of the Civil Code.


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         In this Deed, the term "SECURED OBLIGATIONS" means (i) the due payment of the principal of, and the interest on (including interest on amounts in default), the Debentures and all other moneys from time to time owing under the Debentures or hereunder, and (ii) the performance of all obligations of the Grantor hereunder.

         The Grantor shall be deemed to have once again obligated itself to perform any future obligation forming part of the Secured Obligations in accordance with the provisions of Article 2797 of the Civil Code.

         If, following an Event of Default (as defined below), the proceeds of realization of the Charged Property are not sufficient to satisfy all Secured Obligations, the Grantor acknowledges and agrees that the Grantor shall continue to be liable for any remaining Secured Obligations and the Agent shall remain entitled to full payment thereof.

7.       REPRESENTATIONS AND WARRANTIES

         The Grantor hereby reaffirms and renews the representations and warranties made by it in the Credit Agreement and hereby represents and warrants the following:

7.1      HEAD OFFICE

         The head office or domicile of the Grantor is located in the Province of British Columbia.

8.       COVENANTS

         The Grantor reiterates the covenants made by it in the Credit Agreement and in addition hereby covenants and agrees as follows:

8.1      PAYMENT OF LEGAL FEES AND OTHER EXPENSES

         The Grantor shall, subject to any limitations stipulated in the Credit
         Agreement:

         (a) pay all costs and expenses related to the negotiation, drafting and implementation of this Deed as well as any amendments, renunciations, consents or examinations pertaining hereto, including title examinations, and to the exercise of all rights created hereby, as well as all costs and expenses incurred to set up the rights of the Agent against third persons, and all discharge fees. Such costs and expenses shall include all fees and expenses of consultants, mandataries or legal counsel retained in case of default, as well as administrative fees; and


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         (b)      reimburse the Agent for all costs and expenses incurred by it for the purpose of carrying out the Grantor's obligations or of exercising its rights,

         provided, however, that the obligations arising from this Section 8.1 shall not exceed twenty per cent (20%) of the principal amount of the Hypothec.

9.       EVENT OF DEFAULT; ACCELERATION

         The Grantor shall be in default hereunder upon (i) the failure of the Grantor, upon the occurrence and continuance of an Event of Default, to duly pay to the Agent or its order, on demand, all moneys from time to time owing under the Debentures, or (ii) upon the occurrence of an applicable Event of Default as defined in the Credit Agreement, such failure or occurrence constituting an "EVENT OF DEFAULT" hereunder. Upon the occurrence and continuance of an Event of Default, the Agent may request the immediate payment of all of the Secured Obligations, and may exercise all of the recourses to which it may be entitled in case of default under law or hereunder, including its hypothecary rights.

10.      AGENT'S RECOURSES UPON DEFAULT

10.1     SURRENDER

         The Grantor undertakes, immediately upon receipt of a prior notice within the meaning of the Civil Code, to voluntarily surrender the Charged Property to the Agent.

10.2     COMPLETION OF CHARGED PROPERTY AND USE OF GRANTOR'S PREMISES

         The Agent may use the Charged Property and the Agent may, for that purpose, to the extent that the Agent determines that it may be beneficial or profitable to its realization of the Charged Property, acquire other property. Any expenses incurred by the Agent in connection with the foregoing shall be borne by the Grantor and shall form part of the Secured Obligations. Notwithstanding the foregoing, the Agent shall not be bound to continue to exploit the Grantor's enterprise, to make any productive use of the Charged Property, or to maintain the Charged Property in operating condition.

10.3     ADDITIONAL RIGHTS

         In order to protect or to realize upon the Charged Property, the Agent shall be free, at the Grantor's expense, to do any or all of the following:

         (a) alienate or dispose of any Charged Property which may be obsolete, may perish or is likely to depreciate rapidly;


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         (b)      perform any of the Grantor's obligations;

         (c)      exercise any right attached to the Charged Property;

         (d)      acquire the Charged Property.

         The Agent shall not be bound to exercise the same hypothecary rights against all of the Charged Property, and may exercise different rights against different types of Charged Property or even against different elements of the Charged Property which form part of the same universality.

10.4     GOOD FAITH

         The Agent shall exercise its rights in good faith, in a reasonable manner, taking into account all circumstances, in order to attempt to reduce the obligations of the Grantor to the Agent.

10.5     RELATIONS WITH THE GRANTOR AND OTHERS

         The Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Grantor, with other parties and with the Charged Property as the Agent may see fit without diminishing the liability of the Grantor and without prejudice to the Agent's rights pursuant to this Deed.

10.6     NO SECURITY BY AGENT

         The Agent shall not be bound to make an inventory, to take out insurance or to furnish any security of any nature whatsoever.

10.7     SPECIAL PROVISIONS - SALE OF CHARGED PROPERTY

         In selling any of the Charged Property, the Agent may conduct sales on the Grantor's premises or elsewhere and shall have the right to use the Grantor's premises without charge for such sales for such time as the Agent may see fit. The Grantor shall, at the request of the Agent, assemble the Charged Property and make same available to the Agent at any place designated by the Agent which, in the opinion of the Agent, is reasonably convenient to the Agent and the Grantor.

10.8     SPECIAL PROVISIONS - TAKING IN PAYMENT

         If the Agent elects to exercise its right to take in payment and the Grantor requires that the Agent instead sell the Charged Property on which such right is exercised, the Grantor hereby acknowledges that the Agent shall not be bound to abandon its action in taking in payment unless, prior to the expiry of the time period allocated for surrender, the Agent:


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         (a)      has been granted security satisfactory to it to ensure that the proceeds of sale of the Charged Property will be sufficient to enable the Agent to be paid in full;

         (b) has been reimbursed for all costs and expenses incurred in connection with this Deed, including all fees of consultants and legal counsel; and

         (c) has been advanced the necessary sums for the sale of the Charged Property.

         The Grantor further acknowledges that the Agent alone is entitled to select the type of sale it may wish to conduct or have conducted.

10.9     SALE BY THE AGENT

         Where the Agent sells the Charged Property itself, it shall not be required to obtain any prior valuation by a third party. The Agent may elect to sell the Charged Property with legal warranty given by the Grantor or with a complete or partial exclusion of such warranty.

10.10    APPLICATION OF PROCEEDS

         Subject only to any applicable provisions of the Civil Code which are of public order, all monies collected or received by the Agent pursuant to or in exercise of any right it possesses with respect to Charged Property shall be applied on account of the Secured Obligations in such manner as the Agent deems best or, at the option of the Agent, may be held unappropriated in a collateral account or released to the Grantor, all without prejudice to the liability of the Grantor or the rights of the Agent hereunder, and any surplus shall be accounted for as required by law.

10.11    PROTECTION OF AGENT

         Notwithstanding any applicable provision of law to the contrary, in the context of any realization of the whole of any part of the Charged
         Property:

         (a) the Agent may act on the opinion or advice of or information obtained from any advocate, appraiser, evaluator, auditor, engineer, surveyor, broker, auctioneer or other expert, whether obtained by the Agent, the Grantor or otherwise, and the Agent shall not be responsible for any loss whatsoever occasioned by acting or not acting thereon, as the case may be, save in the event of its intentional or gross fault, and it may employ any third party assistance as may be necessary for the performance of its duties and may reasonably and adequately compensate such agents and attorneys for all such information or such legal or other advice or assistance as aforesaid;

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         (b)      the Agent may appoint, designate or employ as its sub-agents any attorneys, bankers, receivers, advocates, agents, officers or other persons and any national firm of independent chartered accountants of recognized standing in order to act for and in the name of the Agent in any realization of the whole or any part of the Charged Property and such sub-agent:

                  (i) shall only be authorized to act under the terms of demands, requests or instructions issued or made by the Agent in respect of any procedure, act, power, right, matter or thing relating to or granted under the terms of its mandate; and

                  (ii) may be replaced by any person which the Agent shall have accepted,

         it being expressly understood, however, that the Agent shall not be in any way responsible for the misconduct of any such sub-agent so appointed or for any loss whatsoever resulting from such misconduct or any failing of any such sub-agent, save in the event of its intentional or gross fault, and the Agent shall not be bound to supervise the actions of any such sub-agent.

11.      ISSUE OF DEBENTURES

11.1     PRINCIPAL AMOUNT

The Debentures which may be created and issued under this Deed are limited to a principal amount of Six Hundred Million Dollars ($600,000,000) in lawful money of Canada, and may be created and issued for such amounts and on such terms as the directors of the Grantor may determine.

11.2     FORM OF DEBENTURES

The Debentures shall be substantially in the following form:

                                "DEMAND DEBENTURE

    -      , 2003                                              CDN $600,000,000


The undersigned, Sun Media Corporation, a corporation continued and existing under the laws of British Columbia (the "CORPORATION"), for value received, hereby promises to pay to the order of Bank of America, N.A. ("BA"), for its own benefit and on behalf and for the benefit, and as holder of an irrevocable power of attorney ("FONDE DE POUVOIR") under Article 2692 of the Civil Code of Quebec, of each of the other present and future Lenders (BA in the aforesaid capacities, the "AGENT") party to the Credit Agreement (as defined below), ON DEMAND, at such address or addresses as the Agent may designate at any time and from time to time by notice in writing to the


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                                      -14-


Corporation, upon presentation and surrender thereat of this Debenture, the sum of SIX HUNDRED MILLION DOLLARS ($600,000,000) in lawful money of Canada, and to pay interest thereon, before as well as after maturity and both before and after default, from the date of this Debenture, at the same place, in like money at a rate of TWENTY-FIVE PER CENT (25%) per annum from the date hereof, together with interest on overdue interest (computed monthly) at the same rate from its due date to the date of payment. This Debenture (a) is issued pursuant to the provisions of the Credit Agreement, (b) is secured by a deed of hypothec made by the Corporation in favour of the Agent and governed by the laws of the Province of Quebec, and (c) is governed by the laws of the Province of Quebec.

Notwithstanding the fact that this Debenture is stated to be payable on demand, payment of this Debenture may not be demanded until the occurrence of an Event of Default (as defined in the Credit Agreement) which is continuing and which has not been waived in accordance with the terms of the Credit Agreement. Furthermore, notwithstanding the fact that this Debenture is in the amount of $600,000,000 and bears interest at the rate of 25% per annum, the Corporation shall not have any obligation, at any time, to make payment under this Debenture for any amount in excess of its indebtedness under the Credit Documents then outstanding.

"CREDIT AGREEMENT" means that certain credit agreement dated as of February 7, 2003 among the Corporation, as Borrower, the financial institutions named on the signature pages thereto, as Lenders, and Bank of America, N.A., as Administrative Agent, as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time.

Capitalized terms not otherwise defined in this Debenture have the meaning ascribed thereto in the Credit Agreement.

This Debenture may be transferred by the Agent only to a successor agent appointed under and in accordance with the provisions of the Credit Agreement.

                                            SUN MEDIA CORPORATION


                                            Per:
                                            ------------------------------------
                                            Name:
                                            Title:           "

11.3     PAYMENT OF DEBENTURES

The Debentures shall bear the date of their issuance and shall be payable at the place indicated therein or at any other place subsequently designated by the Agent. The Debentures shall bear interest from the date of their issuance, both before and after maturity, at the rate of TWENTY-FIVE per cent (25%) per annum. The principal and interest of the Debentures shall be payable on demand, with interest on overdue interest at the aforementioned rate.

11.4     SIGNATURE

The Debentures may be signed by any officer or director of the Grantor or any other person designated by the directors of the Grantor.

11.5     VALIDITY

The execution of the Debentures by the Grantor shall constitute conclusive evidence that the Debentures have been issued hereunder but shall not be construed as a representation or warranty by the Agent as to the validity of this Deed, the security constituted hereby or the Debentures, and the Agent shall in no way be liable for the use made of the Debentures or the proceeds thereof. So long as Debentures are outstanding, the Grantor shall not issue additional debentures without the Agent's prior written consent.

11.6     HYPOTHECATION OR ASSIGNMENT

The Debentures may be hypothecated, pledged or assigned by the Grantor as security for any indebtedness or any other obligations, direct or indirect, present or future, of the Grantor or any other person, or may be sold or otherwise alienated. In the event of such hypothecation, pledge, assignment, sale or other alienation, the extinction of the underlying indebtedness or obligation shall not constitute payment of the Debentures.

11.7     RANK

All Debentures shall rank equally and shall be equally and rateably secured by the Hypothec.

11.8     REGISTER

The Agent shall cause to be kept at its office located at its address indicated on the first page of this Deed (or at such other address as the Agent may indicate in a notice to the Debentureholders), or at its attorney's office, a register in which shall be entered the name and address of each of the Debentureholders. No transfer of Debentures shall be valid unless made on such register and upon compliance with such reasonable requirements as the Agent may prescribe. The registered holder of a Debenture shall be deemed to be the owner thereof for all purposes of this Deed.

11.9     REPLACEMENT CERTIFICATE

Upon request from a Debentureholder and subject to such reasonable requirements as the Agent may prescribe, including an appropriate indemnity by such Debentureholder to the Grantor, the Grantor shall issue and deliver a new Debenture certificate in place of a Debenture certificate requiring replacement by reason of such certificate having been lost, mutilated or destroyed or for any other reason.

12.      POWERS OF DEBENTUREHOLDERS

12.1     POWERS OF DEBENTUREHOLDERS

Subject to the provisions of the Credit Agreement, the Debentureholders shall have the following powers exercisable from time to time by Debentureholders'
Instrument:

         (a) to agree, subject to the Grantor's consent, to any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Agent against the Grantor or against its undertaking, property and assets or any part thereof under and in respect of this Deed, whether such rights arise under this Deed or the Debentures or otherwise;

         (b) to direct or authorize the Agent to exercise any power, right, remedy or authority given to it by this Deed in any manner specified in such Debentureholders' Instrument or to refrain from exercising any such power, right, remedy or authority;

         (c) to waive and direct the Agent to waive any Event of Default on the part of the Grantor either unconditionally or upon any conditions specified in such Debentureholders' Instrument, whether or not the security under this Deed shall have become enforceable by reason of such Event of Default;

         (d) to appoint a committee to consult with the Agent and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Debentureholders' Instrument) the power to give to the Agent any or all of the directions or authorizations which the Debentureholders could give under the two immediately foregoing subsections. The Debentureholders' Instrument making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of one or more persons as shall be prescribed in the Debentureholders' Instrument appointing it, and the members need not themselves be Debentureholders. Every such committee may elect its chairman and may make regulations respecting the quorum for and the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally; and

         (e) to authorize the Grantor to sell or otherwise dispose of its undertakings, property or assets or any part of parts thereof and to instruct the Agent to release the same free from the Hypothec, all upon such terms and conditions as may be specified in such Debentureholders' Instrument.

12.2     DEFINITION OF DEBENTUREHOLDERS' INSTRUMENT

         The term "DEBENTUREHOLDERS' INSTRUMENT" means a document signed in one or more counterparts by the holder or holders of not less than one hundred percent (100%) of the principal amount of the Debentures outstanding at any time, setting out the exercise of any of the powers granted to the Debentureholders by this Article or requesting the Agent to take or to refrain from taking some act, action or proceeding specified therein, or setting out any other authorization or direction, which by the terms hereof may be given by a Debentureholders' Instrument. Any Debentureholder may execute any such instrument in person or by agent or attorney duly authorized in writing.

12.3     BINDING EFFECT OF DEBENTUREHOLDERS' INSTRUMENT

         Any power exercised by a Debentureholders' Instrument as provided in this Article shall be binding upon the Debentureholders and each of them, and the Agent (subject to the provisions of its indemnity herein contained) shall be bound to give effect thereto accordingly.

13.      THE AGENT

13.1     FONDE DE POUVOIR

         The Agent shall hold the Hypothec for the benefit of the Debentureholders and shall act as their agent in the exercise of the rights conferred hereunder. The Agent shall be considered a "FONDE DE POUVOIR" of the Debentureholders within the meaning of Article

         2692 of the Civil Code. The Agent may perform any act necessary to the fulfilment of its duties.

13.2     HABENDUM

         The Agent shall have and hold the Hypothec and all rights hereby conferred unto the Agent for the equal benefit and security of all the Debentureholders holding Debentures issued and to be issued hereunder without any preference or priority of any of said Debentures over any others thereof, by reason of priority at the time of issue or negotiation thereof, or otherwise however, and subject to the conditions, provisions, covenants and stipulations herein expressed.

13.3     ACKNOWLEDGEMENT AND WAIVER

         Any person who becomes a Debentureholder shall benefit from the provisions hereof and the appointment of the Agent as agent for the Debentureholders and, upon becoming a Debentureholder, irrevocably authorizes the Agent to perform its functions as described herein. Each holder of a Debenture, by its acceptance thereof (a) acknowledges that the first issue of a Debenture has been or may be purchased from the Grantor by the Agent, by underwriting, purchase, subscription or otherwise and (b) waives any right it may have under Section 32 of the ACT RESPECTING THE SPECIAL POWERS OF LEGAL PERSONS (Quebec).

13.4     PRODUCTION OF DEBENTURES UPON PAYMENT

         The Agent shall have the right at the time it makes any payment required hereunder to demand of the person claiming such payment the production of the actual Debenture under which such payment is claimed, and shall cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Agent may at its discretion dispense with such production and endorsement in any special case, upon such indemnity being given as it shall deem sufficient.

13.5     LIABILITY OF AGENT

         The Agent shall only be accountable for reasonable diligence in the exercise of its functions under this Deed and shall not be liable for material injuries resulting from its fault, unless such fault is gross or intentional. The Agent shall not be responsible for any loss occasioned by its taking possession of the Charged Property or enforcing the terms of this Deed, nor for any neglect, failure or delay in exercising or enforcing any of its rights and recourses, nor for any act, default or misconduct of any agent, broker, officer, employee or other party acting for or on behalf of the Agent, save in the event of its own intentional or gross fault. The Agent shall be accountable only for such monies as it shall actually receive.

13.6     PERFORMANCE BY AGENT

         The Agent shall be free to perform any of the Grantor's liabilities under this Deed upon the occurrence of an Event of Default which subsists and may then immediately request payment by the Grantor of any reasonable expense incurred in doing so.

13.7     PROTECTION OF PERSONS DEALING WITH THE AGENT

         No person dealing with the Agent or its representatives shall be concerned to inquire whether the security created under this Deed has become enforceable, or whether the powers which the Agent is purporting to exercise have become exercisable, or whether any money remains due upon the security of this Deed or the Debentures, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Agent with the Charged Property pursuant to the terms of any applicable law or this Deed or to see to the application of any money paid to the Agent and, in the absence of fraud on the part of such person, such dealing shall be deemed, so far as regards the safety and protection of such persons, to be within the powers conferred under this Deed and to be valid and effectual accordingly.

13.8     POSSESSION OR PRODUCTION OF DEBENTURES NOT REQUIRED

         All rights of action under this Deed may be enforced by the Agent without the possession of any of the Debentures or the production thereof at the trial or in other proceedings relevant thereto.

13.9     EXCLUSIVE RIGHT TO ACT

         No Debentureholder may exercise individually any rights conferred on the Agent (unless the Agent is also the sole Debentureholder).

13.10    ABSOLUTE DISCRETION OF AGENT

         The Agent, except as otherwise provided in this Deed shall, as regards all the powers, authorities and discretions vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof, save in the event of its own intentional or gross fault.

13.11    NO LIABILITY FOR TITLE DEFECTS

         The Agent shall not be liable for or by reason of any failure or defect of title to or any priority, prior claim, hypothec, servitude, or other charge upon the Charged Property, or for or by reason of the statements of facts or recitals contained in this Deed or in the Debentures, or be required to verify the same; but all such statements and recitals are and shall be deemed to have been made by the Grantor only, and it shall not be the duty of the Agent, and nothing contained in this Deed shall in any way impose any obligation upon the Agent, to see to the registration or filing or renewal of this Deed or any other deed or writing relating to the Charged Property or any part thereof, or to any other property of the Grantor, or to procure any additional hypothec or other additional security instrument or further assurance, or to do any other act for the continuance of the Hypothec, or for giving notice of the existence of the Hypothec, or for extending or supplementing the same or to insure or keep insured, against loss or damage by fire or otherwise, the Charged Property or any part thereof or to keep itself informed or advised as to the payment by the Grantor of any taxes or assessments or premiums of insurance or other payments which the Grantor should make.

13.12    AGENT MAY VOTE IN BANKRUPTCY

         In the event of the Grantor making an authorized assignment or a custodian, trustee or liquidator in respect of the Grantor's property being appointed under any bankruptcy, insolvency, liquidation or reorganization law of any jurisdiction, the Agent, if directed to do so by a Debentureholders' Instrument, may file and prove a claim, value security and vote and act at all meetings of creditors and otherwise in such proceedings as so directed.

13.13    INSTRUCTIONS OF DEBENTUREHOLDERS

         The Agent shall be obliged to act and shall act and be fully protected in acting upon the instructions, requests or directions set forth in a Debentureholders' Instrument in connection with any proceeding, act, power, right, matter or thing relating to or conferred by right or to be done under this Deed, provided however that the Agent shall not be so protected in the event of its intentional or gross fault.

13.14    ACCESS TO RECORDS

         If requested by the Debentureholders in a Debentureholders' Instrument, the Agent shall be obliged to give to those so requesting or to their officers or authorized agents, free access to and communication of the Agents's records relating to these presents and all matters connected therewith.

13.15    RELIANCE ON COUNSEL

         The Agent may execute any of the powers imposed or conferred upon it under this Deed, and perform any duties required of it, by or through attorneys or agents and, in relation to this Deed, may act on the opinion or advice of or information obtained from any lawyer, valuer, surveyor, broker, auctioneer, or other expert, whether obtained by the Agent or by the Grantor or otherwise, and shall not be responsible for any loss occasioned by acting or not acting thereon, save in the event of its own intentional or gross fault, and shall be entitled to take legal or other advice and employ such assistance as may be necessary to the proper discharge of its duties, and to pay proper and reasonable compensation to such agents and attorneys for all such legal and other advice or assistance as aforesaid.

13.16    APPOINTMENT OF MANDATARIES

         The Agent may for the execution of the duties and powers conferred upon it under this Deed appoint or employ attorneys, bankers, receivers, lawyers, mandataries or other persons, but the Agent shall not be responsible to the Debentureholders for any misconduct on the part of any such attorney, banker, receiver, lawyer, mandatary or other person appointed by it under this Deed, or bound to supervise the proceedings of any such other appointee, the whole save as provided in section 10.11(b).

13.17    AGENT AS MANDATARY

         The Agent is hereby designated as the irrevocable mandatary of the Grantor with full powers of substitution for the purposes of carrying out, upon the occurrence of an Event of Default which subsists, any and all acts and executing any and all deeds, proxies or other documents which the Agent may deem useful in order to exercise its rights or which the Grantor neglects or refuses to execute or to carry out, it being expressly understood that such mandate of the Agent or any substitute is not governed by articles 2138 to 2148 of the Civil Code, the Grantor expressly renouncing to the benefit of each and every one of the aforementioned articles.

13.18    NOT RESPONSIBLE FOR SUBSCRIPTION MONEYS

         The Agent shall not be responsible for the moneys subscribed by applicants for or purchasers of the Debentures or be bound to see to the application thereof.

13.19    DELEGATION BY AGENT

         The Agent shall be free to delegate to any person or persons, and as long as all the Debentures at any time outstanding hereunder are held by one Person, may delegate to such Debentureholder, the exercise of its rights, actions or the performance of any covenant resulting from this Deed or applicable law; in such case, the Agent shall supply such person with any information it holds relating to the Grantor or to the Charged Property, and the Agent shall not be in any way responsible to the Debentureholders for any loss incurred by the misconduct or default of any such delegate or as a result of such delegation.

13.20    INVESTMENT OF CHARGED PROPERTY

         The Agent shall be free to invest any monies or instruments received or held by it pursuant hereto or to deposit same in a non-interest bearing account without having to comply with any provisions of the Civil Code concerning the investment of the property of others.

13.21    COMPENSATION AND SET-OFF

         Without limiting any other right of the Agent, including without limitation its rights under Section 12.09 of the Credit Agreement, whenever Secured Obligations are due and payable or the Agent has the right to declare Secured Obligations to be immediately due and payable (whether or not it has so declared), the Agent may, in its sole discretion but subject to the provisions of the Credit Agreement, compensate and set off against any Secured Obligations any and all amounts then owed to the Grantor by the Lenders or the Agent in any capacity, whether or not due, and the Agent shall be deemed to have exercised such right to compensate and set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on the Agent's records subsequent thereto.

13.22    EXTENSIONS

         The Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Grantor, with other parties and with the Charged Property as the Agent may see fit without prejudice to the liability of the Grantor or to the Agent's rights pursuant to this Deed.

13.23    RECOURSES CUMULATIVE

         The rights and recourses of the Agent pursuant to this Deed are cumulative and do not exclude any other rights and recourses which the Agent might have. No omission or delay on the part of the Agent in the exercise of any right shall have the effect of operating as a waiver of such right. The partial or sole exercise of a right or power will not prevent the Agent from exercising thereafter any other right or power.

13.24    BENEFIT OF DEED

         The rights hereby conferred upon the Agent shall benefit all of its successors, including any entity resulting from the merger of the Agent with any other person or persons, and any entity that succeeds the Agent as administrative agent under the Credit Agreement.

14.      MISCELLANEOUS

14.1     HYPOTHEC CONSTITUTES ADDITIONAL SECURITY

         The Hypothec is in addition to and not in substitution or replacement for any other hypothec or security held by the Agent.

14.2     CONTINUING SECURITY

         The Hypothec shall be a continuing security which shall remain in full force and effect notwithstanding the payment, from time to time, of the whole or of any part of the Secured Obligations, and shall remain in full force until the execution and delivery of a release by the Agent.

14.3     INTERPRETATION

         The Preamble hereto forms an integral part hereof. Capitalized terms used herein that are not defined in this Deed have the respective meanings ascribed thereto in the Credit Agreement.

14.4     SEVERABILITY

         Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be of no effect to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.5     AMENDMENT

         No term or provision of this Deed may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought.

14.6     NOTICE

         Any notice to the Grantor shall be given to the Grantor at its address set forth hereinabove, in accordance with the applicable provisions of the Credit Agreement.

14.7     INCONSISTENCY

         In the event of any contradiction or inconsistency between the provisions of this Deed and those of the Credit Agreement, the provisions of the latter shall prevail to the extent of such contradiction or inconsistency.

14.8     GOVERNING LAW

         This Deed shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

14.9     UNDERSTANDING OF GRANTOR

         The Grantor hereby acknowledges having read this Deed and having received adequate explanations as to the nature and scope of its provisions and as to the obligations deriving therefrom.

14.10    LANGUAGE

         The parties acknowledge that they have required that this Deed, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de cet acte, ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees a la suite de ou relativement a icelui, que ce soit directement ou indirectement.

                                   SCHEDULE I

---------------------------------------------------------------------------------------------
                         - DATE ET NUMERO DE DEPOT
                         - DATE ET NUMERO
   MARQUE DE COMMERCE      D'ENREGISTREMENT                 MARCHANDISES
                         - DATE DE                            SERVICES
                           RENOUVELLEMENT
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                         Dep.         28 aout 84      Journaux
                         TMO          527585
LE JOURNAL DE MONTREAL   Enr.         11 sept. 87
                         TMA          331770
                         Ren.         11 sept. 2017
---------------------------------------------------------------------------------------------
                         Dep.         28 aout 84      Journaux
                         TMO          527584
LE JOURNAL DE MONTREAL   Enr.         09 janvier 87
& DESSIN                 TMA          322574
                         Ren.         09 janvier 2017
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                         - DATE ET NUMERO DE DEPOT
                         - DATE ET NUMERO
   MARQUE DE COMMERCE      D'ENREGISTREMENT                 MARCHANDISES
                         - DATE DE                            SERVICES
                           RENOUVELLEMENT
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                         Dep.         16 aout 93      journaux
                         TMO          735242
LE JOURNAL DE QUEBEC     Enr.         14 juin 96
                         TMA          459245
                         Ren.         14 juin 2011
---------------------------------------------------------------------------------------------
                         Dep.         16 aout 93      journaux
                         TMO          735240
LE JOURNAL DE QUEBEC &   Enr.         14 oct. 94
DESSIN                   TMA          434519
                         Ren.         14 oct. 2009
---------------------------------------------------------------------------------------------
                         Dep.         8 aout 78       Periodical publications
                         TMO          428256
                         Enr.         12 septembre 80
THE CALGARY SUN          TMA          250371
                         Ren.         12 septembre 2010
---------------------------------------------------------------------------------------------
                         Dep.         18 juillet 80   Periodical publications
                         TMO          456366
THE CALGARY SUN & DESIGN Enr.         28 janvier 83
                         TMA          276154
                         Ren.         28 janvier 2013
---------------------------------------------------------------------------------------------
                         Dep.         2 novembre 77   Periodical publications
                         TMO          417211
                         Enr.         23 novembre 79
THE EDMONTON SUN         TMA          237431
                         Ren.         23 novembre 2009
---------------------------------------------------------------------------------------------
                         Dep.         14 novembre 77  Periodical publications
                         TMO          0417594
THE EDMONTON SUN &       Enr.         19 octobre 1979
DESIGN                   TMA          236763
                         Ren.         19 octobre 2009
---------------------------------------------------------------------------------------------


THE LONDON FREE PRESS    Not Registered

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                         - DATE ET NUMERO DE DEPOT
                         - DATE ET NUMERO
   MARQUE DE COMMERCE      D'ENREGISTREMENT                 MARCHANDISES
                         - DATE DE                            SERVICES
                           RENOUVELLEMENT
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                         Dep.         29 juillet 88   Periodical publications
                         TMO          612285
THE OTTAWA SUN           Enr.         16 mars 90
                         TMA          366894
                         Ren.         16 mars 2005
---------------------------------------------------------------------------------------------
                         Dep.         2 janvier 1990  Periodical publications; accessories
                         TMO          0647937
THE OTTAWA SUN & DESIGN  Enr.         12 juillet 1991
                         TMA          386601
                         Ren.         12 juillet 2006
---------------------------------------------------------------------------------------------
                         Dep.         10 avril 78     Periodical publications
                         TMO          423238
THE TORONTO SUN & DESIGN Enr.         25 janvier 80
                         TMA          239437
                         Ren.         25 janvier 2010
---------------------------------------------------------------------------------------------
                         Dep.         10 avril 78     Periodical publications
                         TMO          423240
                         Enr.         1er fevrier 80
THE TORONTO SUN & DESIGN TMA          239586
                         Ren.         1er fevrier 2010
---------------------------------------------------------------------------------------------
                         Dep.         11 oct. 95      Journal quotidien
                         TMO          794585
THE WINNIPEG SUN         Enr.         21 mars 97
                         TMA          473276
                         Ren.         21 mars 2012
---------------------------------------------------------------------------------------------


                                   SCHEDULE II

                              IMMOVABLE PROPERTIES

4545 FRONTENAC STREET, IN THE CITY OF MONTREAL, BOROUGH OF PLATEAU MONT-ROYAL, PROVINCE OF QUEBEC

"Un immeuble ayant front sur la rue Frontenac, en la ville de Montreal, province de Quebec, connu et designe comme etant compose des lots suivants:

         (a) les lots CINQ et SIX de la subdivision officielle du lot originaire numero CENT QUATRE-VINGT-SEPT (187-5 et 187-6) au cadastre officiel du Village de Hochelaga, circonscription fonciere de Montreal;

         (b) le lot UN de la resubdivision du lot UN de la subdivision officielle du lot originaire numero CENT QUATRE-VINGT-SEPT (187-1-1) audit cadastre officiel;

         (c) les lots TROIS MILLE TROIS CENT SOIXANTE-SEIZE et TROIS MILLE TROIS CENT SOIXANTE-DIX-SEPT de la subdivision officielle du lot originaire numero CENT QUARANTE-HUIT (148-3376 et 148-3377) audit cadastre officiel; et

         (d) le lot TROIS MILLE QUATRE CENT TRENTE-CINQ de la subdivision officielle du lot originaire numero CENT QUARANTE-HUIT (148-3435) audit cadastre officiel.

Avec tous les batiments y eriges et notamment, celui portant le numero 4545, rue Frontenac, Ville de Montreal, arrondissement Plateau Mont-Royal, province de Quebec, H2H 2R7, circonstances et dependances.

Tel que le tout se trouve presentement, avec toutes les servitudes continues ou discontinues, apparentes ou non apparentes affectant ledit immeuble."

450 BECHARD AVENUE, IN THE CITY OF VANIER, PROVINCE OF QUEBEC

"Un immeuble ayant front sur l'avenue Bechard, en la ville de Vanier, province de Quebec, connu et designe comme etant le lot UN MILLION NEUF CENT QUARANTE ET UN MILLE TROIS CENT SOIXANTE-DIX-HUIT (1 941 378) au cadastre du Quebec, circonscription fonciere de Quebec.

Avec tous les batiments y eriges et notamment, celui portant le numero 450, avenue Bechard, Ville de Vanier, province de Quebec, G1M 2E9, circonstances et dependances.

Tel que le tout se trouve presentement, avec toutes les servitudes continues ou discontinues, apparentes ou non apparentes affectant ledit immeuble."

3388 SAINT-FRANCOIS BOULEVARD, IN THE CITY OF JONQUIERE, PROVINCE OF QUEBEC

"Un immeuble ayant front sur le boulevard Saint-Francois, en la ville de Jonquiere, province de Quebec, connu et designe comme etant le lot DEUX MILLIONS QUATRE CENT ONZE MILLE CENT NEUF (2 411 109) cadastre du Quebec, circonscription fonciere de Chicoutimi.

Avec tous les batiments y eriges et notamment, celui portant le numero 3388, boulevard Saint-Francois, Jonquiere, province de Quebec, G7X 2W9, circonstances et dependances.

Tel que le tout se trouve presentement, avec toutes les servitudes continues ou discontinues, apparentes ou non apparentes affectant ledit immeuble."

365 LAURE BOULEVARD, IN THE CITY OF SEPT-ILES, PROVINCE OF QUEBEC

"Un immeuble ayant front sur le boulevard Laure, en la ville de Sept-Iles, province de Quebec, connu et designe comme etant compose des lots suivants, a savoir:

         (e) la subdivision CINQ du lot originaire numero MILLE CENT TRENTE ET UN du RANG DEUX (lot 1131-5, Rang II), Village des Sept-Iles, au cadastre officiel du Canton de Letellier, circonscription fonciere de Sept-Iles;

         (f) la subdivision SIX du lot originaire numero MILLE CENT TRENTE ET UN du RANG DEUX (lot 1131-6, Rang II), Village des Sept-Iles, au cadastre officiel du Canton de Letellier, circonscription fonciere de Sept-Iles;

         (g) la resubdivision UN de la subdivision ONZE du lot originaire numero MILLE CENT TRENTE ET UN du RANG DEUX (l131-11-1, Rang II), Village des Sept-Iles, au cadastre officiel du Canton de Letellier, circonscription fonciere de Sept-Iles;

         (h) la resubdivision UN de la subdivision DOUZE du lot originaire numero MILLE CENT TRENTE ET UN du RANG DEUX (lot1131-12-1,
             Rang II), Village des Sept-Iles, au cadastre officiel du Canton de Letellier, circonscription fonciere de Sept-Iles.

Avec tous les batiments y eriges et notamment, celui portant le numero 365, boulevard Laure, a Sept-Iles, province de Quebec, G4R 1X2, circonstances et dependances.

Tel que le tout se trouve presentement, avec toutes les servitudes continues ou discontinues, apparentes ou non apparentes affectant ledit immeuble."

12625 1ST AVENUE, IN THE CITY OF ST-GEORGES, BEAUCE COUNTY, PROVINCE OF QUEBEC

"Un immeuble, de figure irreguliere, connu et designe comme etant une partie de la subdivision numero QUATRE du lot originaire numero SIX

CENT NEUF (609-4 ptie) du cadastre de la paroisse de Saint-Georges, circonscription fonciere de Beauce, borne comme suit :

Vers le Nord-Est par le lot 607-14, mesurant le long de cette limite vingt-quatre metres et soixante-dix centiemes (24,70 m); vest le Sud-Est par les lots 610-10-1, 610-2 et 610-1, mesurant le long de cette limite cinquante et un metres et cinquante-six centiemes (51,56 m); vers le Sud-Ouest par le lot 1106 etant la 1ere Avenue, mesurant le long de cette limite six metres et trois centiemes (6,03 m); vers le Nord-Ouest par une autre partie du lot 609-4, propriete de Celine, Lucie et Liette Roy ou representants, mesurant le long de cette limite vingt metres et quarante-quatre centiemes (20,44 m); vers l'Ouest par une autre partie du lot 609-4, propriete de Celine, Lucie et Liette Roy ou representants, mesurant le long de cette limite neuf metres et soixante et un centiemes (9,61 m); vers le Sud-Ouest par une autre partie du lot 609-4, propriete de Celine, Lucie et Liette Roy ou representants, mesurant le long de cette limite onze metres et trente-quatre centiemes (11,34 m); vers le Nord-Ouest par le lot 609-3, mesurant le long de cette limite vingt-deux metres et cinquante-quatre centiemes (22,54 m). Contenant en superficie sept cent soixante metres carres et quatre dixiemes (760,4 m.c.).

Avec le batiment dessus construit, circonstances et dependances et portant le numero 12 625, 1ere Avenue, Saint-Georges, province de Quebec, G5Y 2E4."

16 DU DOMAINE STREET, IN THE CITY OF RIVIERE-DU-LOUP, PROVINCE OF QUEBEC

"Un immeuble ayant front sur la rue du Domaine, en la Ville de Riviere-du-Loup, province de Quebec, connu et designe comme etant compose comme suit, savoir:

         (i) du lot originaire numero DEUX CENT SOIXANTE-QUATRE (264) au cadastre officiel de la Ville de Fraserville, circonscription fonciere de Temiscouata;

         (j) du lot numero UN de la subdivision officielle du lot originaire numero DEUX CENT SOIXANTE-TROIS (263-1) au cadastre officiel de la Ville de Fraserville, circonscription fonciere de Temiscouata.

Avec tous les batiments y eriges et notamment celui portant le numero 16 de la rue du Domaine, en la Ville de Riviere-du-Loup, province de Quebec, G5R 2P5, circonstances et dependances.

Tel que le tout se trouve presentement, avec toutes les servitudes continues ou discontinues, apparentes ou non apparentes affectant ledit immeuble."

WHEREOF ACTE:

DONE AND PASSED at Montreal, on the date first hereinabove mentioned and of record in the office of the undersigned Notary under the number one thousand twenty-four (1024).

AND after the Grantor and the Agent each declared that it had taken cognizance of these presents and had exempted the said Notary from reading them or causing same to be read, the said duly authorized representatives of the Grantor and the Agent have signed in the presence of the undersigned Notary.

                                SUN MEDIA CORPORATION

                                /s/ Claudine Tremblay
                                ------------------------------------------------
                                PER:

                                BANK OF AMERICA, N.A., in its
                                aforementioned capacities

                                /s/ [illegible]
                                ------------------------------------------------
                                PER:

                                 /s/ Catherine Bolduc
                                ------------------------------------------------
                                CATHERINE BOLDUC, NOTARY




A true copy of the original hereof
remaining of record in my office



                              /s/ Catherine Bolduc